                         NU HORIZONS ELECTRONICS CORP.
                                  EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------

                                  (Unaudited)

                                     FOR THE                   FOR THE
                                 NINE MONTHS ENDED        THREE MONTHS ENDED
                             ------------------------  ------------------------
                               NOVEMBER     NOVEMBER     NOVEMBER     NOVEMBER
                               30, 1995     30, 1994     30, 1995     30, 1994
                             -----------  -----------  -----------  -----------

PRIMARY EARNINGS:
----------------

NET INCOME                   $ 6,871,148   $3,373,141  $ 2,834,143  $   959,756
                             -----------  -----------  -----------  -----------
SHARES:

  Weighted average
    number of common
    shares and common
    share equivalents
    outstanding                8,098,973    7,845,534    8,310,144    7,840,474
                             -----------  -----------  -----------  -----------
PRIMARY EARNINGS PER
  COMMON SHARE:                     $.85         $.43         $.34         $.12
                                    ====         ====         ====         ====
FULLY DILUTED EARNINGS:
-----------------------

  Net Income                 $ 6,871,148   $3,373,141  $ 2,834,143  $   959,756

  Net (after tax)
    interest expense
    related to
    convertible debt             534,764      182,457      170,825      182,457
                             -----------  -----------  -----------  -----------

NET INCOME AS ADJUSTED       $ 7,405,912   $3,555,598  $ 3,004,968  $ 1,142,213
                             ===========  ===========  ===========  ===========
SHARES:

  Weighted average
    number of common
    shares and common
    share equivalents
    outstanding                8,098,973    7,845,534    8,310,144    7,840,474

  Additional options
    not included above           681,587      594,637      550,410      603,969

  Assuming conversion
    of convertible debt        1,629,629      555,555    1,555,555    1,666,666
                             -----------  -----------  -----------  -----------
  Weighted average
    number of common
    shares outstanding
    as adjusted               10,410,189    8,995,726   10,416,109   10,111,109
                             ===========  ===========  ===========  ===========
FULLY DILUTED EARNINGS
  PER COMMON SHARE                  $.71         $.40         $.29         $.11
                                    ====         ====         ====         ====
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